                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                  Dated: February 4, 2003


                                       WAM Acquisition GP, Inc.
                                         for itself and as general partner of
                                         LIBERTY WANGER ASSET MANAGEMENT, L.P.


                                       By:  /s/ Bruce H. Lauer
                                            ------------------------------------
                                                Bruce H. Lauer
                                                Senior Vice President and
                                                Secretary

                                       LIBERTY ACORN TRUST


                                       By:  /s/ Bruce H. Lauer
                                            ------------------------------------
                                                Bruce H. Lauer
                                                Vice President, Treasurer and
                                                Secretary


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